EXHIBIT 23.1
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File No. 333-31022, File No. 333-40267, File No. 333-43537, File No. 333-43539, File No. 333-43541, File No. 333-43543,
File No. 333-43635, File No. 333-67487, File No. 333-92735, and on Form S-3,
File No. 333-31268, File No. 333-85279, File No. 333-88097 and File No.
333-95841.



ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Boston, Massachusetts
July 27, 2001